Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Chou America Mutual Funds and to the use of our report dated June 24, 2010 on the statements of assets and liabilities of Chou Equity Opportunity Fund and Chou Income Opportunity Fund as of June 24, 2010.  Such financial statements appear in the Funds’ Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
June 24, 2010